UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2015

EURAMAX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-05978	58-2502320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Research Drive, Suite 400

Norcross, GA 30092

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (770) 449-7066

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01                                           Regulation FD Disclosure.

Copies of slides from an investor presentation that Euramax Holdings, Inc. (the “Company”) may use in presentations to investors from time to time are furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The exhibit to this report may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal securities law.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Factors that could affect those results include those mentioned in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other documents that the Company has filed with the Securities and Exchange Commission.  The Company does not intend to update these statements unless required by the securities laws to do so, and the Company undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit
Number	Description

99.1	Investor presentation slides dated June 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EURAMAX HOLDINGS, INC.

	By:	/s/ Mary S. Cullin
	Name:	Mary S. Cullin
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Date: June 15, 2015

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Investor presentation slides dated June 15, 2015